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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement of Symphonix Devices, Inc. on Form S-8 of our report dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of Symphonix Devices, Inc. as of December 31, 1998 and 1997 and for the three years ended December 31, 1998 which report is included in this Annual Report on Form 10-K.

San Jose, California
February 25, 1999

                                                  /s/ PricewaterhouseCoopers LLP